as of September 17, 2007

Each of the Borrowers listed

    on Appendix I hereto

One Financial Center

Mail Stop: MA5-516-03-01

Boston, Massachusetts 02111

Attention: Michael Clarke

RE:	Fifth Amendment to Loan Agreement

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available to Columbia Funds Series Trust, Columbia Funds Master Investment Trust, LLC (formerly, Columbia Funds Master Investment Trust), Columbia Funds Variable Insurance Trust I, Columbia Funds Series Trust I, Columbia Funds Institutional Trust, Columbia Funds Variable Insurance Trust, and Banc of America Funds Trust (each, a “Borrower”), each acting on behalf of its fund series as the case may be (any such series, a “Fund”) as described on Appendix I attached hereto, a $150,000,000 unsecured uncommitted line of credit (the “Uncommitted Line”) as described in a letter agreement dated September 19, 2005, by and among the Borrowers and the Bank (as amended, the “Loan Agreement”). The obligations of the Borrowers arising under the Uncommitted Line are evidenced by an amended and restated promissory note in the original principal amount of $150,000,000 dated October 19, 2006 executed by the Borrowers in favor of the Bank (the “Existing Note”). Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to make changes to the Uncommitted Line as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers, on behalf of the Funds, and the Bank hereby agree as follows:

I.	Amendments to Loan Agreement

1. The Borrowers have requested, and the Bank has agreed, to (a) the addition of each of Excelsior Funds, Inc., Excelsior Funds Trust, and Excelsior Tax-Exempt Funds, Inc. (each, a “New Borrower”) to the terms of the Loan Agreement and the Note as a Borrower thereunder, and (b) the addition of each series of the New Borrowers listed on Appendix I attached hereto (each, an “Excelsior Fund”) to the terms of the Loan Agreement and Note as a Fund thereunder. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers (including the New Borrowers) and the Bank agree that effective as of the date hereof, (y) each New Borrower is and shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Agreement and the Note, and shall be a party thereto, all as if such New Borrower had been a “Borrower” party to the original execution and delivery thereof; and all references in the Loan Agreement and the Note to a “Borrower” (or any other relevant term used to describe the Borrowers thereunder) shall hereafter be deemed to include references to each of the New Borrowers, and (z) each of the Excelsior Funds is and shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Agreement and the Note, and shall be a party thereto, all as if each of the Excelsior Funds had been a “Fund” party to the original execution and delivery thereof, and all references in the Loan Agreement and the Note to a “Fund” (or any other relevant term used to describe the Funds thereunder) shall hereafter be deemed to include references to each of the Excelsior Funds.

2. The Borrowers have requested, and the Bank has agreed, to the addition of Columbia Money Market Fund, VS (“CMMF” and collectively with the Excelsior Funds, the “New Funds”), a series of Columbia Funds Variable Insurance Trust (“CFVIT”), to the terms of the Loan Agreement and Note as a Fund thereunder. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank agree that effective as of the CMMF Effective Date (as defined below), CMMF shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Agreement and the Note, and shall be a party thereto, all as if CMMF had been a “Fund” party to the original execution and delivery thereof, and all references in the Loan Agreement and the Note to a “Fund” (or any other relevant term used to describe the Funds thereunder) shall thereafter be deemed to include references to CMMF. Notwithstanding the foregoing or anything else contained herein, this paragraph 2 shall not become effective unless and until the Borrowers shall have delivered to the Bank, on or prior to September 21, 2007, each of the following: (x) resolutions, certified by an appropriate officer of CFVIT and in form and substance satisfactory to the Bank, of the board of trustees of CFVIT authorizing the execution, delivery and performance of the Loan Documents by CFVIT, for and on behalf of CMMF, (y) a legal opinion of counsel to CFVIT and CMMF, in form and substance satisfactory to the Bank, and (z) receipt of any other consents or resolutions of any other parties necessary for the execution, delivery and performance of CFVIT, on behalf of CMMF of the Loan Documents. In the event that the above conditions shall not have been satisfied on or prior to September 21, 2007, the provisions of this paragraph shall not be effective, and unless and until such conditions have been satisfied, CMMF shall not be a Fund under the Loan Documents for any purpose. The date on which the conditions of this paragraph are satisfied shall be referred to as the “CMMF Effective Date”.

3. The Borrowers have informed the Bank, and the Bank hereby acknowledges, effective as of March 30, 2007, Columbia Funds Master Investment Trust converted from a Delaware statutory trust to a Delaware limited liability company and, accordingly, changed its name from Columbia Funds Master Investment Trust to Columbia Funds Master Investment Trust, LLC. By its signature hereto, Columbia Funds Master Investment Trust, LLC hereby ratifies and affirms its obligations under the Loan Documents, for itself and on behalf of each of its respective Funds, including any such obligations arising or incurred prior to its conversion to a limited liability company.

4. The Borrowers have informed the Bank, and the Bank hereby acknowledges, that Columbia Small Cap Growth Master Portfolio II, a series of Columbia Funds Master Investment Trust, LLC, has changed its name to Columbia Small Cap Master Portfolio.

5. Section I(4) of the Loan Agreement is hereby amended by deleting “one half of one percent (0.50%)” and substituting “(0.375%)” therefor.

6. Section II(2)(h) of the Loan Agreement is hereby deleted in its entirety and substituted with the following therefor:

(h) the shares of each Borrower and its respective Funds have been registered under the Securities Act of 1933, or are exempt from such registration, and are eligible for sale under applicable state and federal securities laws and regulations;

7. Section II(14) of the Loan Agreement is hereby amended by restating the following definition appearing therein, in its entirety, to read as follows:

“Total Assets” shall mean, with respect to any Fund at any time, all assets of such Fund which in accordance with generally accepted accounting principles would be classified as assets on a balance sheet of such Fund at such time. For purposes of this definition, the value of each Fund’s assets shall be determined: (i) with respect to any Fund which is a money market fund, based upon the weekly market value determination in accordance with Rule 2a-7 under the Investment Company Act, (ii) for all other Funds, based upon the current market value thereof with reference to daily prices provided by independent pricing sources, and (iii) otherwise in accordance with the Investment Company Act.

8. The Appendix I to the Loan Agreement is hereby deleted in its entirety and the Appendix I attached hereto is substituted therefore to reflect the changes described in paragraphs 1 through 4 above.

II.	Execution of Amended and Restated Note

As a condition to the effectiveness of this letter agreement, the Borrowers (including the New Borrowers) shall execute and deliver to the Bank an amended and restated promissory note dated as of the date hereof in the original principal amount of $150,000,000 (the “New Note”), which shall amend, restate, supersede and replace the Existing Note and any and all previous promissory notes made by the Borrowers to the order of the Bank in connection with the Uncommitted Line. Any Loans outstanding as of the date hereof shall be deemed to be outstanding under and evidenced by the New Note, and the Borrowers agree that any subsequent Loans made to the Borrowers by the Bank shall be evidenced by the New Note. The New Note shall constitute the Note for all purposes under the Loan Documents, and all references to the “Note” in the Loan Agreement shall hereafter be deemed to be references to the New Note.

III.	Miscellaneous

1. Other than as amended hereby, all terms and conditions of the Loan Agreement and all related documents are ratified and affirmed as of the date hereof in order to give effect to the terms hereof.

2. Each of the Borrowers (including the New Borrowers), for itself and on behalf of its respective Funds (including the New Funds), but subject (in the case of CFVIT, on behalf of CMMF) to the satisfaction of the conditions set forth in paragraph 2 above, represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of such Borrower’s representations and warranties contained in Section II(2) of the Loan Agreement is true and correct in all material respects on and as of the date of this letter agreement; (c) the execution, delivery and performance of this letter agreement, the New Note and the Loan Documents, as amended hereby: (i) are, and will be, within such Borrower’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the Declaration of Trust, Articles of Incorporation or by-laws of such Borrower or any law, rule or regulation applicable to such Borrower or Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower or Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) assuming due authorization, execution and delivery by the Bank, each of the Loan Documents, as amended hereby, constitutes the legal, valid, binding and enforceable obligation of such Borrower, on behalf of each of its respective Funds, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter agreement and such other documents or instruments as the Bank may reasonably request, this letter agreement shall be deemed to be an instrument under seal and an amendment to the Loan Agreement to be governed by the laws of The Commonwealth of Massachusetts.

4. This letter agreement may be executed in counterparts each of which shall be deemed to be an original document.

If the foregoing is acceptable to you, please have an authorized officer of each of the Borrowers execute this letter agreement below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Christopher Ducar
Christopher Ducar, Assistant Vice President

Accepted and Agreed to:

Acknowledged and Accepted:

COLUMBIA FUNDS SERIES TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President and Treasurer

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC,
(formerly, Columbia Funds Master Investment Trust)
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President and Treasurer

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President and Treasurer

BANC OF AMERICA FUNDS TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President and Treasurer

COLUMBIA FUNDS SERIES TRUST I,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President and Treasurer

COLUMBIA FUNDS INSTITUTIONAL TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President and Treasurer

COLUMBIA FUNDS VARIABLE INSURANCE TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President and Treasurer

EXCELSIOR FUNDS, INC.,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President and Treasurer

EXCELSIOR FUNDS TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President and Treasurer

EXCELSIOR TAX-EXEMPT FUNDS, INC.,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President and Treasurer

Acknowledged:

STATE STREET BANK AND TRUST COMPANY,
as Custodian

By:	/s/ Joseph L. Hooley
Name:	Joseph L. Hooley
Title:	Executive Vice President

APPENDIX I

List of Borrowers and Funds

COLUMBIA FUNDS SERIES TRUST, on behalf of:

Columbia Asset Allocation Fund II

Corporate Bond Portfolio

Columbia California Intermediate Municipal Bond Fund

Columbia Convertible Securities Fund

Columbia Georgia Intermediate Municipal Bond Fund

Columbia Global Value Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Index Fund

Columbia Large Cap Value Fund

Columbia LifeGoal Balanced Growth Portfolio

Columbia LifeGoal Growth Portfolio

Columbia LifeGoal Income & Growth Portfolio

Columbia LifeGoal Income Portfolio

Columbia Marsico 21st Century Fund

Columbia Marsico International Opportunities Fund

Columbia Maryland Intermediate Municipal Bond Fund

Columbia Mid Cap Index Fund

Columbia Mid Cap Value Fund

Columbia Masters Global Equity Portfolio

Columbia Masters Heritage Portfolio

Columbia Masters International Equity Portfolio

Columbia Multi-Advisor International Equity Fund

Columbia North Carolina Intermediate Municipal Bond Fund

Columbia Short Term Municipal Bond Fund

Columbia Short Term Bond Fund

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Columbia South Carolina Intermediate Municipal Bond Fund

Columbia Total Return Bond Fund

Columbia Virginia Intermediate Municipal Bond Fund

Mortgage and Asset Backed Portfolio

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC, (formerly, Columbia Funds Master Investment Trust), on behalf of:

Columbia High Income Master Portfolio

Columbia International Value Master Portfolio

Columbia Large Cap Core Master Portfolio

Columbia Marsico Focused Equities Master Portfolio

Columbia Marsico Growth Master Portfolio

Columbia Small Cap Growth Master Portfolio (formerly, Columbia Small Cap Growth Master Portfolio II)

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I, on behalf of:

Columbia High Yield Fund, Variable Series

Columbia Marsico 21st Century Fund, Variable Series

Columbia Marsico Focused Equities Fund, Variable Series

Columbia Marsico Growth Fund, Variable Series

Columbia Marsico International Opportunities Fund, Variable Series

Columbia Mid Cap Growth Fund, Variable Series

BANC OF AMERICA FUNDS TRUST, on behalf of:

Banc of America Retirement 2005 Portfolio

Banc of America Retirement 2010 Portfolio

Banc of America Retirement 2015 Portfolio

Banc of America Retirement 2020 Portfolio

Banc of America Retirement 2025 Portfolio

Banc of America Retirement 2030 Portfolio

Banc of America Retirement 2035 Portfolio

Banc of America Retirement 2040 Portfolio

COLUMBIA FUNDS SERIES TRUST I, on behalf of:

Columbia Asset Allocation Fund

Columbia Balanced Fund

Columbia California Tax Exempt Fund

Columbia Common Stock Fund

Columbia Connecticut Intermediate Municipal Bond Fund

Columbia Connecticut Tax-Exempt Fund

Columbia Conservative High Yield Fund

Columbia Core Bond Fund

Columbia Disciplined Value Fund

Columbia Dividend Income Fund

Columbia Federal Securities Fund

Columbia Greater China Fund

Columbia High Yield Municipal Fund

Columbia High-Yield Opportunity Fund

Columbia Income Fund

Columbia Intermediate Bond Fund

Columbia Intermediate Municipal Bond Fund

Columbia International Stock Fund

Columbia Large Cap Growth Fund

Columbia Liberty Fund

Columbia Massachusetts Intermediate Municipal Bond Fund

Columbia Massachusetts Tax-Exempt Fund

Columbia Mid-Cap Growth Fund

Columbia New Jersey Intermediate Municipal Bond Fund

Columbia New York Intermediate Municipal Bond Fund

Columbia New York Tax-Exempt Fund

Columbia Oregon Intermediate Municipal Bond Fund

Columbia Real Estate Equity Fund

Columbia Rhode Island Intermediate Municipal Bond Fund

Columbia Small Cap Core Fund

Columbia Small Cap Growth Fund I

Columbia Small Cap Value Fund I

Columbia Strategic Income Fund

Columbia Strategic Investor Fund

Columbia Tax Exempt Fund

Columbia Technology Fund

Columbia U.S. Treasury Index Fund

Columbia World Equity Fund

COLUMBIA FUNDS INSTITUTIONAL TRUST, on behalf of:

CMG Core Bond Fund

CMG Enhanced S&P 500 Index Fund

CMG High Yield Fund

CMG International Stock Fund

CMG Large Cap Growth Fund

CMG Large Cap Value Fund

CMG Mid Cap Growth Fund

CMG Mid Cap Value Fund

CMG Short Term Bond Fund

CMG Small Cap Growth Fund

CMG Small Cap Value Fund

CMG Small/Mid Cap Fund

CMG Strategic Equity Fund

CMG Ultra Short Term Bond Fund

COLUMBIA FUNDS VARIABLE INSURANCE TRUST, on behalf of:

Columbia Small Cap Value Fund, VS

Columbia Strategic Income Fund, VS

Columbia International Fund, VS

Columbia Large Cap Value Fund, VS

Columbia S&P 500 Index Fund, VS

Columbia Mid Cap Value Fund, VS

Columbia Asset Allocation Fund, VS

Columbia Federal Securities Fund, VS

Columbia Small Company Growth Fund, VS

Columbia Large Cap Growth Fund, VS

EXCELSIOR FUNDS, INC., on behalf of:

Excelsior Blended Equity Fund

Excelsior Core Bond Fund

Excelsior Emerging Markets Fund

Excelsior Energy & Nature Resources Fund

Excelsior Intermediate-Term Bond Fund

Excelsior International Fund

Excelsior Large Cap Growth Fund

Excelsior Pacific/Asia Fund

Excelsior Real Estate Fund

Excelsior Short-Term Government Securities Fund

Excelsior Small Cap Fund

Excelsior Value & Restructuring Fund

EXCELSIOR FUNDS TRUST, on behalf of:

Excelsior Equity Income Fund

Excelsior Equity Opportunities Fund

Excelsior High Yield Fund

Excelsior International Equity Fund

Excelsior Mid Cap Value & Restructuring Fund

EXCELSIOR TAX-EXEMPT FUNDS, INC., on behalf of:

Excelsior California Short-Intermediate Term Tax-Exempt Income Fund

Excelsior Intermediate-Term Tax-Exempt Fund

Excelsior Long-Term Tax-Exempt Fund

Excelsior New York Intermediate-Term Tax-Exempt Fund

Excelsior Short-Term Tax-Exempt Securities Fund